News Release

Contact:
Angie Yang
SVP, Director of Investor Relations &
Corporate Communications
213-251-2219
angie.yang@bankofhope.com

HOPE BANCORP REPORTS 2017 SECOND QUARTER FINANCIAL RESULTS

Q2 2017 Highlights:

▪	$725.1 million in new loan originations funded during the quarter, up 23% over 1Q 2017

▪	Loans receivable increase 3% to $10.82 billion, or 10% on an annualized basis

▪	Total deposits increase 2% to $10.96 billion, despite consolidation of 9 additional branches during 2017

▪	Total assets increase 3% to $13.86 billion, or 11% on an annualized basis

▪	Net income totals $40.7 million, or $0.30 per diluted common share

LOS ANGELES - July 25, 2017 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for three- and six-month periods ended June 30, 2017.

The mergers of Wilshire Bancorp, Inc. (“Wilshire”) with and into BBCN Bancorp, Inc. (“BBCN”) and Wilshire Bank with and into BBCN Bank were completed on July 29, 2016, and the combined companies began operations under the new banners of Hope Bancorp, Inc. and Bank of Hope, respectively, effective July 30, 2016. The 2017 second quarter and first quarter financial results reflect full quarters of combined operations. The 2016 second quarter reflects stand-alone operations of the former BBCN. As a result, the Company’s 2017 second quarter may not be comparable to financial results for the year-ago second quarter.

For the three months ended June 30, 2017, net income increased 12% to $40.7 million, or $0.30 per diluted common share, based on 135,613,181 weighted average diluted shares outstanding, and included pre-tax merger-related expenses of $562,000. This compares with 2017 first quarter net income of $36.2 million, or $0.27 per diluted common share, based on 135,768,645 weighted average diluted shares outstanding, and included $947,000 in pre-tax merger-related expenses. For the 2016 second quarter, net income for BBCN on a stand-alone basis totaled $23.4 million, or $0.29 per diluted common share, based on 79,634,762 weight average diluted shares outstanding, and included pre-tax merger-related expenses of $1.5 million.

“The momentum that we achieved in the beginning of 2017 continued to build into the second quarter, with new loan fundings of $725 million and growth in our loans receivable during the quarter of $267 million, or 10% on an annualized basis,” said Kevin S. Kim, President and Chief Executive Officer. “Despite the consolidation of nine additional branches in 2017, we grew our deposit base by $251 million during the second quarter, or 9% on an annualized basis. We are also pleased with the improved pricing of new loan originations, with the average rate on new loans during the second quarter increasing 31 basis points from the immediately preceding first quarter to 4.56%.

“As we approach our one-year anniversary of the creation of the only super regional Korean-American bank in the United States, we express our deepest appreciation and commitment to all of our stakeholders. With the physical integration completed and strong momentum building in our business expansion efforts, we believe we are well poised to deliver even greater returns in the years ahead,” said Kim.

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Financial Highlights

(dollars in thousands, except per share data) (unaudited)	At or for the Three Months Ended
	6/30/2017	3/31/2017	6/30/2016
Net income	$40,687	$36,210	$23,390
Diluted earnings per share	$0.30	$0.27	$0.29
Net interest income before provision for loan losses	$116,820	$114,905	$71,064
Net interest margin	3.75%	3.77%	3.67%
Noninterest income	$16,115	$17,603	$10,707
Noninterest expense	$64,037	$67,699	$40,348
Net loans receivable	$10,736,345	$10,471,008	$6,507,812
Deposits	$10,955,101	$10,703,777	$6,637,522
Nonaccrual loans (1)	$47,361	$37,009	$42,398
ALLL to loans receivable	0.74%	0.75%	1.16%
ALLL to nonaccrual loans (1)	169.07%	212.54%	180.26%
ALLL to nonperforming assets (1) (2)	64.40%	74.65%	69.62%
Provision for loan losses	$2,760	$5,600	$1,200
Net charge offs	$1,345	$6,284	$1,631
Return on assets (“ROA”)	1.21%	1.09%	1.15%
Return on equity (“ROE”)	8.60%	7.75%	9.67%
Efficiency ratio	48.17%	51.09%	49.34%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $15.5 million, $15.2 million and $15.5 million at June 30, 2017, March 31, 2017 and June 30, 2016, respectively.
(2) Nonperforming assets exclude purchased credit-impaired loans totaling $16.3 million, $17.3 million and $13.8 million at June 30, 2017, March 31, 2017 and June 30, 2016, respectively.

Operating Results for the 2017 Second Quarter

The comparability of Hope Bancorp’s operating results with past performance is impacted by acquisition accounting adjustments and merger-related expenses associated with past and current acquisitions. The Company provides the following supplemental information to facilitate a better understanding of financial performance. Net interest income and operating income for the three months ended June 30, 2017, March 31, 2017 and June 30, 2016 include the following pre-tax acquisition accounting adjustments and merger-related expenses associated with past and current acquisitions:

(dollars in thousands) (unaudited)	Three Months Ended
	6/30/2017	3/31/2017	6/30/2016
Accretion on purchased non-impaired loans	$3,501	$2,676	$898
Accretion on purchased credit-impaired loans	5,212	5,348	1,436
Amortization of premium on low income housing tax credits	(85)	(84)	—
Amortization of premium on acquired FHLB borrowings	446	441	97
Accretion of discount on acquired subordinated debt	(260)	(259)	(44)
Amortization of premium on acquired time deposits and savings	1,218	3,476	19
Amortization of core deposit intangibles	(676)	(676)	(212)
Total acquisition accounting adjustments	$9,356	$10,922	$2,194
Merger-related expenses	(562)	(947)	(1,533)
Total	$8,794	$9,975	$661

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Net Interest Income. Net interest income before provision for loan losses for the 2017 second quarter increased 2% to $116.8 million from $114.9 million in the immediately preceding first quarter, largely reflecting higher levels of interest and fee income on a larger loan portfolio, partially offset by higher deposit costs. In the year-ago second quarter, net interest income before provision for loan losses amounted to $71.1 million for BBCN on a stand-alone basis.

The net interest margin (net interest income divided by average interest earning assets) for the 2017 second quarter declined 2 basis points to 3.75% from 3.77% in the 2017 first quarter, largely due to higher funding costs. Compared with the year-ago second quarter for BBCN on a stand-alone basis, net interest margin increased 8 basis points.

The weighted average yield on loans for the 2017 second quarter increased 7 basis points to 4.89% from 4.82% in the 2017 first quarter. Compared with the 2016 second quarter for BBCN on a stand-alone basis, the weighted average yield on loans increased 9 basis points.

The weighted average yield on new loans originated during the 2017 second quarter improved 31 basis points to 4.56% from 4.25% in the 2017 first quarter. The weighted average yield on new loans in the year-ago first quarter for BBCN on a stand-alone basis was 4.28%.

The weighted average cost of deposits for the 2017 second quarter increased 13 basis points to 0.68% from 0.55% in the 2017 first quarter. In addition to the recent interest rate hikes, the Company noted that deposit premiums for Wilshire were fully amortized in April, which resulted in a significant reduction in the benefit from acquisition accounting. Compared with the year-ago second quarter for BBCN on a stand-alone basis, the weighted average cost of deposits increased 4 basis points.

Noninterest Income. Noninterest income for the 2017 second quarter declined to $16.1 million from $17.6 million in the 2017 first quarter, largely reflecting higher-than-usual swap fee income and recoveries on pre-merger, fully charged off acquired loans in the immediately preceding first quarter. Swap fee income amounted to $481,000 in the 2017 second quarter, versus $963,000 in the 2017 first quarter. The Company recognized recoveries on pre-merger, fully charged off acquired loans of $210,000 in the 2017 second quarter, compared with $1.1 million in the 2017 first quarter. Noninterest income for BBCN on a stand-alone basis was $10.7 million in the year-ago second quarter.

Noninterest Expense. Noninterest expense declined to $64.0 million in the 2017 second quarter from $67.7 million in the 2017 first quarter, largely reflecting linked-quarter reductions in expenses related to the consolidation of nine additional branches since late March 2017. In addition, the Company’s 2017 first quarter noninterest expenses included higher-than-usual advertising and marketing costs associated with Bank of Hope’s title sponsorship of an LPGA event and elevated levels of credit-related expenses due to the amount of charge offs in the first quarter. In the 2016 second quarter, total noninterest expense amounted to $40.3 million for BBCN on a stand-alone basis.

Salaries and employee benefits expense for the 2017 second quarter increased 2% to $34.9 million from $34.2 million for the immediately preceding first quarter. For BBCN on a stand-alone basis in the 2016 second quarter, salaries and employee benefits expense amounted to $21.8 million. The total number of FTEs, excluding employees on leave, as of June 30, 2017 was 1,378, up from 1,352 as of March 31, 2017. At June 30, 2016, the total number of FTEs for the former BBCN was 918.

Income Tax Provision. The effective tax rate for the 2017 second quarter was 38.5%, compared with 38.8% for the preceding 2017 first quarter and 41.8% for the second quarter a year ago for BBCN on a stand-alone basis.
Balance Sheet Summary

Loans receivable increased 3% to $10.82 billion at June 30, 2017 from $10.55 billion at March 31, 2017, reflecting a 10% annualized growth rate. At June 30, 2016, loans receivable for BBCN on a stand-alone basis amounted to $6.58 billion.

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Total new loan originations during the 2017 second quarter amounted to $725.1 million and included SBA loan production of $109.4 million and residential mortgage loan originations of $70.8 million. The Company also purchased a $10.4 million pool of seasoned, adjustable rate residential loans.

Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans. SBA 7(a) loan originations totaled $65.5 million for the second quarter of 2017, compared with $51.9 million for the first quarter of 2017 and $56.7 million for the year-ago second quarter for BBCN on a stand-alone basis. During the 2017 second quarter, the Company sold $46.1 million of its SBA loans held for sale, compared with $44.9 million in the immediately preceding first quarter and $39.6 million in the second quarter a year ago for BBCN on a stand-alone basis.

Aggregate pay offs and pay downs in the 2017 second quarter amounted to $432.1 million, compared with $414.6 million for the immediately preceding first quarter. In the year-ago second quarter, aggregate pay offs and paydowns for BBCN on a stand-alone basis totaled $235.6 million.

Total deposits at June 30, 2017 increased 2% to $10.96 billion from $10.70 billion at March 31, 2017, notwithstanding the consolidation of nine additional branches during the first half of the year. The increase in deposits reflects higher balances in noninterest bearing deposits, money market accounts and time deposits under $100,000. Total deposits at June 30, 2016 for the stand-alone BBCN amounted to $6.64 billion.

Credit Quality

The provision for loan and lease losses for the 2017 second quarter was $2.8 million, compared with $5.6 million for the immediately preceding first quarter and $1.2 million for the year-ago second quarter for BBCN on a stand-alone basis.

For a more detailed understanding of the changes in the allowance for loan and lease losses (“ALLL”), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as “legacy loans”) and loans acquired through the Wilshire Bancorp, Center Financial, Pacific International and Foster Bankshares transactions (referred to as “purchased loans”). The purchased loans are further segregated between non-impaired and credit-impaired loans.

The composition of the ALLL as of June 30, 2017, March 31, 2017 and June 30, 2016 is as follows:

(dollars in thousands) (unaudited)	6/30/2017	3/31/2017	6/30/2016
Legacy loans (1)	$65,255	$64,055	$63,616
Purchased non-impaired loans (2)	2,753	2,468	860
Purchased credit-impaired loans (2)	12,066	12,136	11,949
Total ALLL	$80,074	$78,659	$76,425

Loans receivable	$10,816,419	$10,549,667	$6,584,237
ALLL coverage ratio	0.74%	0.75%	1.16%

(1)	Legacy loans include loans originated by the Bank’s predecessor bank, loans originated by Bank of Hope and loans that were acquired and that have been refinanced as new loans.

(2)	Purchased loans were marked to fair value at acquisition date, and the ALLL reflects provisions for credit deterioration since the acquisition date.

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Following are the components of criticized loan balances as of June 30, 2017, March 31, 2017 and June 30, 2016:

(dollars in thousands) (unaudited)	6/30/2017	3/31/2017	6/30/2016
Special Mention (1)	$251,056	$225,968	$100,370
Classified (1)	315,439	309,996	198,857
Criticized	$566,495	$535,964	$299,227

(1)	Balances include purchased loans which were marked to fair value on the date of acquisition.

The Company defines nonperforming loans to include delinquent loans past due 90 days or more on nonaccrual status, delinquent loans past due 90 days or more on accrual status (excluding purchased credit-impaired loans) and accruing restructured loans. Nonaccrual loans at June 30, 2017 increased to $47.4 million, or 0.44% of loans receivable, from $37.0 million, or 0.35% of loans receivable, at March 31, 2017 and $42.4 million, or 0.64% of loans receivable, at June 30, 2016 for BBCN on a stand-alone basis. Accruing restructured loans totaled $53.3 million at June 30, 2017, compared with $49.0 million at March 31, 2017 and $50.8 million at June 30, 2016 for BBCN on a stand-alone basis. Total nonperforming loans at June 30, 2017 increased to $102.5 million, or 0.95% of loans receivable, from $86.3 million, or 0.82% of loans receivable, at March 31, 2017 and $93.4 million, or 1.42% of loans receivable, at June 30, 2016.

Nonperforming assets, including nonperforming loans and OREO, increased to $124.3 million at June 30, 2017 from $105.4 million at March 31, 2017 and $109.8 million at June 30, 2016 for BBCN on a stand-alone basis. As a percentage of total assets, nonperforming assets was 0.90% at June 30, 2017, 0.78% at March 31, 2017 and 1.32% at June 30, 2016 for BBCN on a stand-alone basis.

For the 2017 second quarter, net charge offs totaled $1.3 million, or 0.05% of average loans receivable on an annualized basis. This compares with 2017 first quarter net charge offs of $6.3 million, or 0.24% of average loans receivable on an annualized basis, and $1.6 million, or 0.10% of average loans receivable on an annualized basis, for the year-ago second quarter.

The ALLL at June 30, 2017 was $80.1 million, or 0.74% of loans receivable (excluding loans held for sale), compared with $78.7 million, or 0.75% of loans receivable (excluding loans held for sale), at March 31, 2017 and $76.4 million of loans receivable (excluding loans held for sale), or 1.16%, at June 30, 2016 for BBCN on a stand-alone basis. The coverage ratio of the ALLL to nonperforming loans (excluding purchased credit-impaired loans) was 78.12% at June 30, 2017, versus 91.18% at March 31, 2017 and 81.84% at June 30, 2016 for BBCN on a stand-alone basis.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms) declined to $100.7 million at June 30, 2017 from $129.6 million at March 31, 2017 and $136.6 million at June 30, 2016 for BBCN on a stand-alone basis.

Capital

At June 30, 2017, the Company continued to exceed all regulatory capital requirements to be generally classified as a “well-capitalized” financial institution, as summarized in the following table:

	6/30/2017	3/31/2017	6/30/2016	Minimum Guideline for “Well-Capitalized” Institution
Common Equity Tier 1 Capital	12.18%	12.22%	11.66%	6.50%
Tier 1 Leverage Ratio	11.80%	11.72%	11.14%	5.00%
Tier 1 Risk-based Ratio	13.00%	13.05%	12.22%	8.00%
Total Risk-based Ratio	13.70%	13.76%	13.28%	10.00%

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Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

	6/30/2017	3/31/2017	6/30/2016
Tangible common equity per share (1)	$10.52	$10.32	$10.85
Tangible common equity to tangible assets (1)	10.64%	10.74%	10.50%

(1)
Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and net other intangible assets divided by total assets less goodwill and net other intangible assets. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. The accompanying financial information includes a reconciliation of the ratio of tangible common equity to tangible assets with stockholders’ equity to total assets.

Investor Conference Call

The Company will host an investor conference call on Wednesday, July 26, 2017 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the second quarter ended June 30, 2017. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international), and asking for the “Hope Bancorp Call.” Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. After the live webcast, a replay will remain available in the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through August 2, 2017, replay access code 10109988.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $13.9 billion in total assets as of June 30, 2017. Formed through the merger of BBCN Bank and Wilshire Bank on July 29, 2016, the top two commercial lenders in the market, Bank of Hope is headquartered in Los Angeles and serves a multi-ethnic population of customers across the nation. Bank of Hope operates 64 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, and Portland, Oregon; a commercial loan production office in Fremont, California; residential mortgage loan production offices in California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address, the registrant does not intent to and shall not be deemed to incorporate by reference any material contained therein.

Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market, and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Our actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: the inability to consummate our proposed merger with U & I Financial Corp. on the terms we have proposed or at all; failure to realize the benefits from the merger with

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U & I Financial Corp. that we currently expect if the merger is consummated; the Company’s inability to remediate its presently identified material weaknesses or to do so in a timely manner, the possibility that additional material weaknesses may arise in the future, and that a material weakness may have an impact on our reported financial results; possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; and regulatory risks associated with current and future regulations. For additional information concerning these and other risk factors, see Part I, Item 1A. Risk Factors contained in our Annual Report on Form 10-K for the year ended December 31, 2016 and Part II, Item 1A., Risk Factors, contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. The Company does not undertake, and specifically disclaims any obligation, to update any forward looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets	6/30/2017	3/31/2017	% change	12/31/2016	% change	6/30/2016	% change
Cash and due from banks	$446,415	$461,068	(3)%	$437,334	2%	$286,173	56%
Securities available for sale, at fair value	1,680,382	1,583,946	6%	1,556,740	8%	1,099,944	53%
Federal Home Loan Bank (“FHLB”), Federal Reserve Bank (“FRB”) stock and other investments	66,313	65,161	2%	66,166	—%	63,429	5%
Loans held for sale, at the lower of cost or fair value	16,927	19,141	(12)%	22,785	(26)%	14,323	18%
Loans receivable	10,816,419	10,549,667	3%	10,543,332	3%	6,584,237	64%
Allowance for loan losses	(80,074)	(78,659)	(2)%	(79,343)	(1)%	(76,425)	(5)%
Net loans receivable	10,736,345	10,471,008	3%	10,463,989	3%	6,507,812	65%
Accrued interest receivable	25,640	25,683	—%	26,880	(5)%	15,787	62%
Premises held for sale, at fair value	—	3,300	(100)%	—	—%	—	—%
Premises and equipment, net	52,565	51,125	(3)%	55,316	(5)%	37,663	40%
Bank owned life insurance	74,113	74,090	—%	73,696	1%	47,562	56%
Goodwill	464,450	463,975	—%	462,997	—%	105,401	341%
Servicing assets	25,338	25,941	(2)%	26,457	(4)%	12,193	108%
Other intangible assets, net	17,874	18,550	(4)%	19,226	(7)%	2,395	646%
Other assets	252,855	218,441	16%	229,836	10%	144,144	75%
Total assets	$13,859,217	$13,481,429	3%	$13,441,422	3%	$8,336,826	66%

Liabilities
Deposits	$10,955,101	$10,703,777	2%	$10,642,035	3%	$6,637,522	65%
Borrowings from FHLB	793,403	703,850	13%	754,290	5%	610,398	30%
Subordinated debentures	100,328	100,067	—%	99,808	1%	42,415	137%
Accrued interest payable	11,855	10,592	12%	10,863	9%	7,164	65%
Other liabilities	92,236	85,096	8%	78,953	17%	67,587	36%
Total liabilities	11,952,923	11,603,382	3%	11,585,949	3%	7,365,086	62%

Stockholders’ Equity
Common stock, $0.001 par value; authorized, 150,000,000 shares at June 30, 2017, March 31, 2017, December 31, 2016, and June 30, 2016	$135	$135	—%	$135	—%	$80	69%
Capital surplus	1,402,303	1,401,275	—%	1,400,490	—%	541,688	159%
Retained earnings	513,945	489,486	5%	469,505	9%	418,998	23%
Accumulated other comprehensive income (loss), net	(10,089)	(12,849)	21%	(14,657)	31%	10,974	(192)%
Total stockholders’ equity	1,906,294	1,878,047	2%	1,855,473	3%	971,740	96%
Total liabilities and stockholders’ equity	$13,859,217	$13,481,429	3%	$13,441,422	3%	$8,336,826	66%

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Six Months Ended
	6/30/2017	3/31/2017	% change	6/30/2016	% change	6/30/2017	6/30/2016	% change
Interest income:
Interest and fees on loans	$128,515	$123,294	4%	$77,086	67%	$251,809	$154,204	63%
Interest on securities	8,741	8,113	8%	5,729	53%	16,854	11,406	48%
Interest on federal funds sold and other investments	1,277	1,336	(4)%	719	78%	2,613	1,385	89%
Total interest income	138,533	132,743	4%	83,534	66%	271,276	166,995	62%

Interest expense:
Interest on deposits	18,114	14,511	25%	10,352	75%	32,625	20,259	61%
Interest on other borrowings	3,599	3,327	8%	2,118	70%	6,926	4,065	70%
Total interest expense	21,713	17,838	22%	12,470	74%	39,551	24,324	63%

Net interest income before provision for loan losses	116,820	114,905	2%	71,064	64%	231,725	142,671	62%
Provision for loan losses	2,760	5,600	(51)%	1,200	130%	8,360	1,700	392%
Net interest income after provision for loan losses	114,060	109,305	4%	69,864	63%	223,365	140,971	58%

Noninterest income:
Service fees on deposit accounts	5,179	5,338	(3)%	2,902	78%	10,517	5,585	88%
Net gains on sales of SBA loans	3,267	3,250	1%	3,035	8%	6,517	4,860	34%
Net gains on sales of other loans	352	420	(16)%	43	719%	772	43	1,695%
Net gains on sales of securities available for sale	—	—	—%	—	—%	—	—	—%
Other income and fees	7,317	8,595	(15)%	4,727	55%	15,912	8,994	77%
Total noninterest income	16,115	17,603	(8)%	10,707	51%	33,718	19,482	73%

Noninterest expense:
Salaries and employee benefits	34,946	34,166	2%	21,757	61%	69,112	43,326	60%
Occupancy	7,154	7,194	(1)%	4,920	45%	14,348	9,737	47%
Furniture and equipment	3,556	3,413	4%	2,337	52%	6,969	4,624	51%
Advertising and marketing	2,394	3,424	(30)%	1,402	71%	5,818	2,538	129%
Data processing and communications	2,676	3,606	(26)%	2,129	26%	6,282	4,300	46%
Professional fees	3,260	3,902	(16)%	1,273	156%	7,162	2,356	204%
FDIC assessment	1,004	1,010	(1)%	1,095	(8)%	2,014	2,133	(6)%
Credit related expenses	113	1,883	(94)%	911	(88)%	1,996	1,332	50%
Other real estate owned (“OREO”) expense, net	1,188	997	19%	133	793%	2,185	1,561	40%
Merger-related expenses	562	947	(41)%	1,533	(63)%	1,509	2,740	(45)%
Other	7,184	7,157	—%	2,858	151%	14,341	5,750	149%
Total noninterest expense	64,037	67,699	(5)%	40,348	59%	131,736	80,397	64%
Income before income taxes	66,138	59,209	12%	40,223	64%	125,347	80,056	57%
Income tax provision	25,451	22,999	11%	16,833	51%	48,450	33,043	47%
Net income	$40,687	$36,210	12%	$23,390	74%	$76,897	$47,013	64%

Earnings Per Common Share:
Basic	$0.30	$0.27		$0.29		$0.57	$0.59
Diluted	$0.30	$0.27		$0.29		$0.57	$0.59

Average Shares Outstanding:
Basic	135,257,044	135,248,018		79,604,673		135,252,556	79,595,599
Diluted	135,613,181	135,768,645		79,634,762		135,685,064	79,625,673

Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	For the Three Months Ended (Annualized)			For the Six Months Ended (Annualized)
Profitability measures:	6/30/2017	3/31/2017	6/30/2016	6/30/2017	6/30/2016
ROA	1.21%	1.09%	1.15%	1.15%	1.17%
ROE	8.60%	7.75%	9.67%	8.18%	9.83%
Return on average tangible equity [1]	11.54%	10.44%	10.88%	11.00%	11.08%
Net interest margin	3.75%	3.77%	3.67%	3.76%	3.75%
Efficiency ratio	48.17%	51.09%	49.34%	49.63%	49.58%

[1] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangible assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	6/30/2017			3/31/2017			6/30/2016
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$10,536,428	$128,515	4.89%	$10,381,771	$123,294	4.82%	$6,457,883	$77,086	4.80%
Securities available for sale	1,609,310	8,741	2.18%	1,567,497	8,113	2.10%	1,089,080	5,729	2.10%
FRB and FHLB stock and other investments	364,906	1,277	1.40%	423,955	1,336	1.28%	237,872	719	1.20%
Total interest earning assets	$12,510,644	$138,533	4.44%	$12,373,223	$132,743	4.35%	$7,784,835	$83,534	4.32%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,457,412	$7,974	0.93%	$3,436,984	$7,191	0.85%	$2,030,272	$4,147	0.82%
Savings	280,188	279	0.40%	293,609	287	0.40%	178,249	285	0.64%
Time deposits	4,012,838	9,861	0.99%	4,009,179	7,033	0.71%	2,636,652	5,920	0.90%
Total interest bearing deposits	7,750,438	18,114	0.94%	7,739,772	14,511	0.76%	4,845,173	10,352	0.86%
FHLB advances	713,858	2,339	1.31%	662,472	2,139	1.31%	564,637	1,686	1.20%
Other borrowings	96,218	1,260	5.18%	95,911	1,188	4.95%	40,861	432	4.18%
Total interest bearing liabilities	8,560,514	$21,713	1.02%	8,498,155	$17,838	0.85%	5,450,671	$12,470	0.92%
Noninterest bearing demand deposits	2,929,656			2,868,339			1,671,986
Total funding liabilities/cost of funds	$11,490,170		0.76%	$11,366,494		0.64%	$7,122,657		0.70%
Net interest income/net interest spread		$116,820	3.42%		$114,905	3.50%		$71,064	3.39%
Net interest margin			3.75%			3.77%			3.67%
Cost of deposits:
Noninterest bearing demand deposits	$2,929,656	$—		$2,868,339	$—		$1,671,986	$—
Interest bearing deposits	7,750,438	18,114	0.94%	7,739,772	14,511	0.76%	4,845,173	10,352	0.86%
Total deposits	$10,680,094	$18,114	0.68%	$10,608,111	$14,511	0.55%	$6,517,159	$10,352	0.64%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Six Months Ended			Six Months Ended
	6/30/2017			6/30/2016
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$10,459,527	$251,809	4.85%	$6,363,656	$154,204	4.87%
Securities available for sale	1,588,519	16,854	2.14%	1,052,972	11,406	2.17%
FRB and FHLB stock and other investments	394,267	2,613	1.34%	227,460	1,385	1.20%
Total interest earning assets	$12,442,313	$271,276	4.40%	$7,644,088	$166,995	4.39%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,447,254	$15,164	0.89%	$1,999,454	$8,151	0.82%
Savings	286,862	567	0.40%	182,356	651	0.72%
Time deposits	4,011,019	16,894	0.85%	2,571,346	11,457	0.90%
Total interest bearing deposits	7,745,135	32,625	0.85%	4,753,156	20,259	0.86%
FHLB advances	688,307	$4,477	1.31%	548,421	3,209	1.18%
Other borrowings	96,065	2,449	5.07%	40,837	856	4.14%
Total interest bearing liabilities	8,529,507	$39,551	0.94%	5,342,414	$24,324	0.92%
Noninterest bearing demand deposits	2,899,167			1,650,775
Total funding liabilities/cost of funds	$11,428,674		0.70%	$6,993,189		0.70%
Net interest income/net interest spread		$231,725	3.46%		$142,671	3.47%
Net interest margin			3.76%			3.75%
Cost of deposits:
Noninterest bearing demand deposits	$2,899,167	$—		$1,650,775	$—
Interest bearing deposits	7,745,135	32,625	0.85%	4,753,156	20,259	0.86%
Total deposits	$10,644,302	$32,625	0.62%	$6,403,931	$20,259	0.64%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Six Months Ended
AVERAGE BALANCES:	6/30/2017	3/31/2017	% change	6/30/2016	% change	6/30/2017	6/30/2016	% change
Loans receivable, including loans held for sale	$10,536,428	$10,381,771	1%	$6,457,883	63%	$10,459,527	$6,363,656	64%
Investments	1,974,216	1,991,452	(1)%	1,326,952	49%	1,982,786	1,280,432	55%
Interest earning assets	12,510,644	12,373,223	1%	7,784,835	61%	12,442,313	7,644,088	63%
Total assets	13,470,745	13,335,727	1%	8,157,358	65%	13,403,609	8,016,649	67%

Interest bearing deposits	7,750,438	7,739,772	—%	4,845,173	60%	7,745,135	4,753,156	63%
Interest bearing liabilities	8,560,514	8,498,155	1%	5,450,671	57%	8,529,507	5,342,414	60%
Noninterest bearing demand deposits	2,929,656	2,868,339	2%	1,671,986	75%	2,899,167	1,650,775	76%
Stockholders’ equity	1,892,126	1,868,998	1%	967,919	95%	1,880,626	956,777	97%
Net interest earning assets	3,950,130	3,875,068	2%	2,334,164	69%	3,912,806	2,301,674	70%

LOAN PORTFOLIO COMPOSITION:	6/30/2017	3/31/2017	% change	12/31/2016	% change	6/30/2016	% change
Commercial loans	$1,925,503	$1,840,193	5%	$1,986,949	(3)%	$1,111,219	73%
Real estate loans	8,432,395	8,291,188	2%	8,154,570	3%	5,331,015	58%
Consumer and other loans	460,446	420,169	10%	403,470	14%	145,182	217%
Loans outstanding	10,818,344	10,551,550	3%	10,544,989	3%	6,587,416	64%
Unamortized deferred loan fees - net of costs	(1,925)	(1,883)	(2)%	(1,657)	(16)%	(3,179)	39%
Loans, net of deferred loan fees and costs	10,816,419	10,549,667	3%	10,543,332	3%	6,584,237	64%
Allowance for loan losses	(80,074)	(78,659)	(2)%	(79,343)	(1)%	(76,425)	(5)%
Loan receivable, net	$10,736,345	$10,471,008	3%	$10,463,989	3%	$6,507,812	65%

REAL ESTATE LOANS BY PROPERTY TYPE:	6/30/2017	3/31/2017	% change	12/31/2016	% change	6/30/2016	% change
Retail buildings	$2,260,091	$2,213,627	2%	$2,163,075	4%	$1,365,808	65%
Hotels/motels	1,606,334	1,593,758	1%	1,605,787	—%	1,155,928	39%
Gas stations/car washes	973,266	938,158	4%	946,364	3%	704,334	38%
Mixed-use facilities	605,379	596,074	2%	563,484	7%	400,559	51%
Warehouses	929,034	899,009	3%	892,100	4%	543,270	71%
Multifamily	433,414	443,632	(2)%	423,084	2%	260,708	66%
Other	1,624,877	1,606,930	1%	1,560,676	4%	900,408	80%
Total	$8,432,395	$8,291,188	2%	$8,154,570	3%	$5,331,015	58%

DEPOSIT COMPOSITION	6/30/2017	3/31/2017	% change	12/31/2016	% change	6/30/2016	% change
Noninterest bearing demand deposits	$3,016,538	$2,963,947	2%	$2,900,241	4%	$1,717,045	76%
Money market and other	3,563,404	3,481,231	2%	3,401,446	5%	2,176,978	64%
Saving deposits	275,272	289,924	(5)%	301,906	(9)%	173,549	59%
Time deposits of $100,000 or more	3,019,660	2,984,078	1%	2,982,256	1%	1,828,649	65%
Other time deposits	1,080,227	984,597	10%	1,056,186	2%	741,301	46%
Total deposit balances	$10,955,101	$10,703,777	2%	$10,642,035	3%	$6,637,522	65%

DEPOSIT COMPOSITION (%)	6/30/2017	3/31/2017		12/31/2016		6/30/2016
Noninterest bearing demand deposits	27.5%	27.7%		27.3%		25.9%
Money market and other	32.5%	32.5%		32.0%		32.8%
Saving deposits	2.5%	2.7%		2.8%		2.6%
Time deposits of $100,000 or more	27.6%	27.9%		28.0%		27.6%
Other time deposits	9.9%	9.2%		9.9%		11.1%
Total deposit balances	100.0%	100.0%		100.0%		100%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL RATIOS:	6/30/2017	3/31/2017	12/31/2016	6/30/2016
Total stockholders’ equity	$1,906,294	$1,878,047	$1,855,473	$971,740
Common Equity Tier 1 ratio	12.18%	12.22%	12.10%	11.66%
Tier 1 risk-based capital ratio	13.00%	13.05%	12.92%	12.22%
Total risk-based capital ratio	13.70%	13.76%	13.64%	13.28%
Tier 1 leverage ratio	11.80%	11.72%	11.49%	11.14%
Total risk weighted assets	$11,814,607	$11,571,354	11,575,944	7,329,696
Book value per common share	$14.09	$13.89	$13.72	$12.21
Tangible common equity to tangible assets [2]	10.64%	10.74%	10.60%	10.50%
Tangible common equity per share [2]	$10.52	$10.32	$10.15	$10.85

[2] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:
	Three Months Ended
	6/30/2017	3/31/2017	6/30/2016
TANGIBLE COMMON EQUITY
Total stockholders’ equity	$1,906,294	$1,878,047	$971,740
Less: Goodwill and core deposit intangible assets, net	(482,324)	(482,525)	(107,796)
Tangible common equity	$1,423,970	$1,395,522	$863,944

Total assets	$13,859,217	$13,481,429	$8,336,826
Less: Goodwill and core deposit intangible assets, net	(482,324)	(482,525)	(107,796)
Tangible assets	$13,376,893	$12,998,904	$8,229,030

Common shares outstanding	135,297,678	135,248,185	79,606,821

Tangible common equity to tangible assets	10.64%	10.74%	10.50%
Tangible common equity per share	$10.52	$10.32	$10.85

	Three Months Ended					Six Months Ended
ALLOWANCE FOR LOAN LOSSES:	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Balance at beginning of period	$78,659	$79,343	$79,976	$76,425	$76,856	$79,343	$76,408
Provision for loan losses	2,760	5,600	800	6,500	1,200	8,360	1,700
Recoveries	777	321	452	1,010	664	1,098	1,433
Charge offs	(2,122)	(6,605)	(1,885)	(3,959)	(2,295)	(8,727)	(3,116)
Balance at end of period	$80,074	$78,659	$79,343	$79,976	$76,425	$80,074	$76,425
Net charge offs/average loans receivable (annualized)	0.05%	0.24%	0.05%	0.13%	0.10%	0.15%	0.05%

	Three Months Ended					Six Months Ended
NET CHARGED OFF (RECOVERED) LOANS BY TYPE:	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016
Real estate loans	$830	$1,444	$(45)	$127	$18	$2,274	$(372)
Commercial loans	276	4,564	1,000	2,663	1,649	4,840	2,028
Consumer loans	239	276	478	159	(36)	515	27
Total net charge offs	$1,345	$6,284	$1,433	$2,949	$1,631	$7,629	$1,683

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Delinquent loans on nonaccrual status [3]	$47,361	$37,009	$40,074	$40,602	$42,398
Delinquent loans 90 days or more on accrual status [4]	1,850	275	305	192	147
Accruing troubled debt restructured loans	53,290	48,984	48,874	48,701	50,837
Total nonperforming loans	102,501	86,268	89,253	89,495	93,382
Other real estate owned	21,839	19,096	21,990	27,457	16,392
Total nonperforming assets	$124,340	$105,364	$111,243	$116,952	$109,774
Nonperforming assets/total assets	0.90%	0.78%	0.83%	0.87%	1.32%
Nonperforming assets/loans receivable & OREO	1.15%	1.00%	1.05%	1.10%	1.66%
Nonperforming assets/total capital	6.52%	5.61%	6.00%	6.31%	11.30%
Nonperforming loans/loans receivable	0.95%	0.82%	0.85%	0.85%	1.42%
Nonaccrual loans/loans receivable	0.44%	0.35%	0.38%	0.38%	0.64%
Allowance for loan losses/loans receivable	0.74%	0.75%	0.75%	0.76%	1.16%
Allowance for loan losses/nonaccrual loans	169.07%	212.54%	197.99%	196.98%	180.26%
Allowance for loan losses/nonperforming loans	78.12%	91.18%	88.90%	89.36%	81.84%
Allowance for loan losses/nonperforming assets	64.40%	74.65%	71.32%	68.38%	69.62%

[3]    Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $15.5 million, $15.2 million, $15.9 million, $14.1 million, and $15.5 million, at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.

[4]    Excludes Acquired Credit Impaired Loans that are delinquent 90 or more days totaling $16.3 million, $17.3 million, $19.6 million, $16.4 million, and $13.8 million at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.

BREAKDOWN OF ACCRUING TROUBLED DEBT RESTRUCTURED LOANS BY TYPE:	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Retail buildings	$6,396	$5,794	$5,832	$5,876	$4,565
Hotels/motels	1,287	1,300	1,305	1,315	1,324
Gas stations/car washes	—	—	—	829	835
Mixed-use facilities	133	134	889	895	1,111
Warehouses	5,253	5,321	5,379	5,449	5,512
Other [5]	40,221	36,435	35,469	34,337	37,490
Total	$53,290	$48,984	$48,874	$48,701	$50,837

[5] Includes commercial business and other loans

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Legacy
30 - 59 days	$5,910	$10,199	$6,254	$3,580	$2,920
60 - 89 days	11,740	3,978	6,719	1,100	1,427
Total	$17,650	$14,177	$12,973	$4,680	$4,347

Acquired
30 - 59 days	$6,373	$5,248	$4,015	$3,451	$2,735
60 - 89 days	996	1,007	1,049	1,168	345
Total	$7,369	$6,255	$5,064	$4,619	$3,080

Total delinquent loans 30-89 days past due	$25,019	$20,432	$18,037	$9,299	$7,427

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Legacy
Real estate loans	$14,126	$12,575	$10,896	$2,678	$2,047
Commercial loans	3,333	1,404	2,010	1,866	2,215
Consumer loans	191	198	67	136	85
Total delinquent loans 30-89 days past due - legacy	$17,650	$14,177	$12,973	$4,680	$4,347

Acquired
Real estate loans	$5,786	$5,211	$2,721	$3,761	$2,557
Commercial loans	1,519	360	1,987	858	211
Consumer loans	64	684	356	—	312
Total delinquent loans 30-89 days past due - acquired	$7,369	$6,255	$5,064	$4,619	$3,080

Total delinquent loans 30-89 days past due	$25,019	$20,432	$18,037	$9,299	$7,427

NONACCRUAL LOANS BY TYPE	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Real estate loans	$33,503	$26,550	$27,522	$24,055	$25,306
Commercial loans	12,874	10,117	11,773	15,742	16,270
Consumer loans	984	342	779	805	822
Total nonaccrual loans	$47,361	$37,009	$40,074	$40,602	$42,398

CRITICIZED LOANS	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Legacy
Special mention	$152,373	$127,432	$127,562	$168,289	$80,923
Substandard	177,097	167,747	162,942	124,938	128,885
Doubtful	2,208	233	95	441	108
Loss	—	—	—	—	—
Total criticized loans - legacy	$331,678	$295,412	$290,599	$293,668	$209,916

Acquired
Special mention	$98,683	$98,536	$116,094	$140,604	$19,447
Substandard	134,474	139,964	148,164	131,398	67,261
Doubtful	1,660	2,052	1,854	2,624	2,603
Loss	—	—	—	(133)	—
Total criticized loans - acquired	$234,817	$240,552	$266,112	$274,493	$89,311

Total criticized loans	$566,495	$535,964	$556,711	$568,161	$299,227

Table Page 9